                                                                     EXHIBIT 2.2




                  FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT


         FIRST AMENDMENT (the "First Amendment") dated as of August 25, 1998 by and among Lamar Advertising Company, a Delaware corporation ("Buyer"), Outdoor Communications, Inc., a Delaware corporation (the "Company"), and each of the stockholders of the Company (the "Stockholders").

         WHEREAS Buyer, the Company and each of the Stockholders are parties to that certain Stock Purchase Agreement dated as of August 10, 1998 (the "Agreement") pursuant to which each of the Stockholders has agreed to sell to Buyer, and Buyer has agreed to purchase, all of the Company Securities held by such Stockholder; and

         WHEREAS Buyer, the Company and the Stockholders desire to amend Exhibit A to the Agreement in accordance with the provisions of Section 11.7 of the Agreement to provide the correct the number of shares of Series A Preferred Stock of the Company held by certain Stockholders listed on such Exhibit A.

         NOW, THEREFORE, for good and valuable consideration, the undersigned hereby agree as follows:

     1. Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

     2. The Agreement is hereby amended, as of the effective date of this First Amendment, by deleting Exhibit A thereto in its entirety and substituting therefor Exhibit A attached hereto.

     3. Section 3.3(iii) of the Agreement is hereby amended, as of the effective date of this First Amendment by deleting the number "186,130.52" therefrom and substituting therefor "186,220.93".

     4. The effective date of this Amendment shall be the date first set forth above.

     5. As amended by this First Amendment, the Agreement is in all respects ratified and confirmed, and as so amended by this First Amendment, the Agreement shall be read, taken and construed as one and the same instrument.

     6. This Amendment may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

     7.          This Amendment shall be governed in accordance with the laws of the State of Delaware without regard to principles of conflicts of law.
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         IN WITNESS WHEREOF the parties hereto have caused this First Amendment to be executed as of the date set forth above by their duly authorized representatives.


                                       BUYER:

                                       LAMAR ADVERTISING COMPANY



                                       By:     /s/ Keith A. Istre
                                            -----------------------------------
                                            Title:  Chief Financial Officer



                                       COMPANY:

                                       OUTDOOR COMMUNICATIONS, INC.


                                       By:     /s/ John C Stanley IV
                                            -----------------------------------
                                            John C Stanley IV, Chairman




                                       STOCKHOLDERS:


                                       By:     /s/ John C Stanley IV
                                            -----------------------------------
                                            John C Stanley IV, on behalf of
                                            each of the Stockholders, in his
                                            capacity as a Stockholders'
                                            Representative


                                       By:     /s/ Stephen F. Gormley
                                            -----------------------------------
                                            Stephen F. Gormley, on behalf of
                                            each of the Stockholders, in his
                                            capacity as a Stockholders'
                                            Representative

                                    EXHIBIT A


-----------------------------------------------------------------------------------------------------------------------------------
                             Shares of    Shares of     Shares of
    Name and Address of       Class A      Class B      Series A        Preferred      Option     Pro Rata     Indemnification Cap
        Stockholder           Common       Common       Preferred     LLC Interests    Shares      Share             Amount
                              Stock5       Stock          Stock
-----------------------------------------------------------------------------------------------------------------------------------
Media/Communications II      3,227.67      2,017.29    104,990.98            ,           ,       41.2080452%    $ 4,120,804.52
Limited Partnership
c/o Media/Communications
Partners
75 State Street
Boston, MA  02109
-----------------------------------------------------------------------------------------------------------------------------------
Chase Venture Capital        2,048.57      1,587.94     72,793.75            ,           ,       28.5709459%    $ 2,857,094.59
Associates, L.P.
c/o Chase Capital Partners
380 Madison Avenue
12th Floor
New York, NY  10017
-----------------------------------------------------------------------------------------------------------------------------------
John C Stanley IV             1092.16         ,             ,           2,388,127.71    212      10.2463859%    $ 1,024,638.59
4305 Shiloh Road
Corinth, MS 38834
-----------------------------------------------------------------------------------------------------------------------------------
A.B. Isbell                     938           ,             ,           2,082,385.76    120       8.3123821%     $ 831,238.21
6400 Shiloh Road
Corinth, MS  38834
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                             Shares of    Shares of     Shares of
    Name and Address of       Class A      Class B      Series A        Preferred      Option     Pro Rata     Indemnification Cap
        Stockholder           Common       Common       Preferred     LLC Interests    Shares      Share             Amount
                              Stock5       Stock          Stock
-----------------------------------------------------------------------------------------------------------------------------------
Media/Communications          134.49        84.05       4,374.63             ,           ,        1.7170019%     $ 171,700.19
Investors Limited
Partnership
c/o Media/Communications
Partners
75 State Street
Boston, MA  02109
-----------------------------------------------------------------------------------------------------------------------------------
The JCS Trust                  98.19          ,             ,            194,737.40      ,        0.7714488%      $ 77,144.88
c/o John C Stanley IV,
Trustee
4305 Shiloh Road
Corinth, MS 38834
-----------------------------------------------------------------------------------------------------------------------------------
JCS Trust No. 2                 56            ,             ,                ,           ,        0.4399749%      $ 43,997.49
c/o Lenoir W. Stanley,
Trustee
4305 Shiloh Road
Corinth, MS 38834
or
c/o Priscilla S. Denton,
Trustee
112 Pidgeon Road
Memphis, TN  38117
-----------------------------------------------------------------------------------------------------------------------------------
The LWS Trust                  98.19          ,             ,            194,737.40      ,        0.7714488%      $ 77,144.88
c/o Lenoir W. Stanley,
Trustee
 4305 Shiloh Road
Corinth, MS 38834
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                             Shares of    Shares of     Shares of
    Name and Address of       Class A      Class B      Series A        Preferred      Option     Pro Rata     Indemnification Cap
        Stockholder           Common       Common       Preferred     LLC Interests    Shares      Share             Amount
                              Stock5       Stock          Stock
-----------------------------------------------------------------------------------------------------------------------------------
LWS Trust No. 2                 56            ,             ,                ,           ,        0.4399749%      $ 43,997.49
c/o John C Stanley IV,
Trustee
4305 Shiloh Road
Corinth, MS 38834
or
c/o Priscilla S. Denton,
Trustee
112 Pidgeon Road
Memphis, TN  38117
-----------------------------------------------------------------------------------------------------------------------------------
Priscilla S. Denton            87.50          ,             ,            173,532.17      ,        0.6874607%      $ 68,746.07
112 Pidgeon Road
Memphis, TN 38117
-----------------------------------------------------------------------------------------------------------------------------------
William Hull Davis             87.50          ,             ,            173,532.17      ,        0.6874607%      $ 68,746.07
3008 Lake Terrace Drive
Corinth, MA 38834
-----------------------------------------------------------------------------------------------------------------------------------
Douglas W. Ferris, Jr.         87.50          ,             ,            173,532.17      ,        0.6874607%      $ 68,746.07
40 South Rose Road
Memphis, TN 38117
-----------------------------------------------------------------------------------------------------------------------------------
G. Robert Joiner               68.50          ,         1,018.24             ,           40       0.8524513%      $ 85,245.13
1005 Peachtree Street
Corinth, MS 38834
-----------------------------------------------------------------------------------------------------------------------------------
Gerald P. Scott                52.50          ,         1,018.24             ,           40       0.7267442%      $ 72,674.42
3505 Shiloh Ridge Road
Corinth, MS 38834
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                             Shares of    Shares of     Shares of
    Name and Address of       Class A      Class B      Series A        Preferred      Option     Pro Rata     Indemnification Cap
        Stockholder           Common       Common       Preferred     LLC Interests    Shares      Share             Amount
                              Stock5       Stock          Stock

-----------------------------------------------------------------------------------------------------------------------------------
Norman Isbell                  79.95          ,         1,030.31         103,031.12      ,        0.6281427%      $ 62,814.27
119 W. Linden Street
Corinth, MS 38834
-----------------------------------------------------------------------------------------------------------------------------------
Mark K. Sherwood               35.00          ,          665.48              ,           40       0.5892520%      $ 58,925.20
8508 Cedarcrest
Traverse City, MI 49684
-----------------------------------------------------------------------------------------------------------------------------------
John Andrews                   35.00          ,          665.48              ,           40       0.5892520%      $ 58,925.20
201 N. 37th Street
Birmingham, AL 35222
-----------------------------------------------------------------------------------------------------------------------------------
Ricky W. Thomas                16.00          ,             ,                ,           89       0.8249529%      $ 82,495.29
3205 Melinda Lane
Corinth, MS 38824
-----------------------------------------------------------------------------------------------------------------------------------
Richard Ebersole               35.00          ,          694.13              ,           40       0.5892520%      $ 58,925.20
1135 Picadilly
Traverse City, MI  49684
-----------------------------------------------------------------------------------------------------------------------------------
Steven B. Isbell                28            ,             ,                ,           ,        0.2199874%      $ 21,998.74
2333 Timothy Drive
Cookeville, IN 38506
-----------------------------------------------------------------------------------------------------------------------------------
Brad Isbell                     28            ,             ,                ,           ,        0.2199874%      $ 21,998.74
2410 Wilford Drive
Nashville, TN 37214
-----------------------------------------------------------------------------------------------------------------------------------
Lydia A. Bethay                 28            ,             ,                ,           ,        0.2199874%      $ 21,998.74
P.O. Box 442
Booneville, MS 38829
-----------------------------------------------------------------------------------------------------------------------------------



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